EXHIBIT 1

The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of Retalix Ltd. dated as of February 10, 2008 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned, shall be filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

February 13, 2008


                                                 PRISMA INVESTMENT HOUSE LTD.

                                                 /s/ Dov Kotler
                                                 --------------
                                                 By: Dov Kotler
                                                 Title: CEO


                                                 PRISMA MUTUAL FUNDS LTD.

                                                 /s/ Golan Sapir
                                                 ---------------
                                                 By: Golan Sapir
                                                 Title: CEO



                                                 PRISMA PROVIDENT FUNDS LTD.

                                                 /s/ Ezra Attar
                                                 --------------
                                                 By: Ezra Attar
                                                 Title: CEO


                                                 PRISMA NEW PROVIDENT FUNDS LTD.

                                                 /s/ Ezra Attar
                                                 --------------
                                                 By: Ezra Attar
                                                 Title: CEO